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                           EXHIBIT 21
                   PLAYERS INTERNATIONAL, INC.
                   SUBSIDIARIES OF THE COMPANY


     Subsidiary                    State of Incorporation or
                                        Organization

Metropolis, IL 1292 Limited Partnership Illinois
PCI, Inc.                               Nevada
Players Bluegrass Downs, Inc.           Kentucky
Players Development, Inc.               Nevada
Players Entertainment, Inc.             Nevada
Players Holding, Inc.                   Nevada
Players International, Inc.             Nevada
Players Lake Charles, LLC               Louisiana
Players Lake Charles Riverboat, Inc.    Louisiana
Players LC, Inc.                        Nevada
Players Maryland Heights, Inc.          Missouri
Players MH, L.P.                        Missouri
Players Maryland Heights Nevada, Inc.   Nevada
Players Mesquite Golf Club, Inc.        Nevada
Players Mesquite Land, Inc.             Nevada
Players Nevada, Inc.                    Nevada
Players Resources, Inc.                 Nevada
Players Riverboat, LLC                  Louisiana
Players Riverboat, Inc.                 Nevada
Players Riverboat Management, Inc.      Nevada
Players Services, Inc.                  New Jersey
Riverfront Realty Corporation           Illinois
Riverside Joint Venture                 Missouri
Showboat Star Partnership               Louisiana
Southern Illinois Riverboat/Casino Cruises, Inc.  Illinois